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                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


     This Employment Agreement is made this 15th day of August 1995, by and between DONLAR CORPORATION, an Illinois corporation (the "Company"), having a principal place of business at Moffett Campus, 6502 South Archer Avenue, Bedford Park, Illinois, and J. LARRY SANDERS (or the "Employee"). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

     SECTION 1.  EMPLOYMENT DURATION

     1.01 The Company agrees to employ the Employee as Vice-President and General Manager of Amilar International, a division of Donlar Corporation, subject to the terms hereof. The Employee agrees to be so employed for a period beginning on the 15th day of August 1995 and, subject to the terms hereof, terminating on August 15, 2000.

     SECTION 2.  DUTIES

     2.01 The duties of the Employee shall be those of a vice-president and general manager level involved in all tasks related to the management of Amilar International. Specific duties include the formulation and implementation of the strategic plan, achievement of sales goals and development of Amilar's pro-active infrastructure and such other duties as determined by the Chief Executive Officer and the Board of Directors.

     2.02 The Employee shall devote his entire productive time, ability and attention to the business of the Company during the term of this Agreement.
The Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors or CEO, other than normal activities in the community. Notwithstanding the above, the Employee may be a passive investor in businesses which do not constitute Conflicting Interests (as defined in Section 10.02) to the Company, provided that the Employee engages in these investment activities on his own personal time. As of the date hereof, the Employee has disclosed to the Company that he is a passive investor in business enterprises involving a) a urea volitalization inhibitor, b) a foliar fertization compound, and c) an off-flavor control for catfish ponds. Employee hereby represents and warrants that he is not, nor will be during the term set forth in Section 10, a shareholder, partner, director, officer, agent or consultant of any entity constituting a Conflicting Interest to the Company.

     SECTION 3.  COMPENSATION

     3.01 Base Salary. As compensation for his full-time employment during this Agreement, the Employee shall be paid a


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minimum base salary of $160,000 per year, payable semi-monthly.  Base salary increases shall be reviewed annually and shall be based on performance at the discretion of the Board of Directors. Each successive year shall commence on the anniversary date of this Agreement.

     3.02  Incentive Bonus-Cash.  In addition to the base salary described in
Section 3.01, the Employee shall be eligible to receive annual incentive cash bonuses. The cash incentive bonuses shall be calculated and be a function of Amilar's level of performance in realizing certain management, development, sales and earnings goals established by the Board of Directors from year to year. All determination as to achievement of goals and calculation of amount of bonus shall be made by the Board of Directors in its sole discretion.

     3.03 Stock Options

     (a) Basic Grant. The Company hereby grants to you, effective on the execution of this Agreement, options (the "Options") to purchase a total of 50,000 shares of Common Stock (the "Option Shares"), at the purchase price determined as provided herein, pursuant to the terms and conditions of that certain Stock Option Agreement attached hereto as Exhibit A, and in all respects subject to the terms, definitions and provisions of the Company's 1994 Stock Option Plan (the "Plan"). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

     (b) Form of Options. The Options are intended to provide for the maximum preferential treatment accorded "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") and otherwise conforming to the provisions herein set forth. To the extent that the aggregate fair market value of Option Shares with respect to which Options designated as incentive stock options are exercisable for the first time during any calendar year (under all plans of the Company) exceeds $100,000 (determined in accordance with Section 422A(d) of the Code), such Options shall be treated as nonstatutory stock options.

     (c) Price. The exercise price per share for the Option Shares shall be $0.30, being the fair market value of the shares as determined by the Board of Directors on the date hereof. The price shall be payable, in cash, with a note, or in shares, against delivery to you of certificates evidencing the shares purchased, subject to such other reasonable procedures, including procedures relating to compliance with state and federal securities laws.

     (d) Vesting of Options. You shall have the right to exercise the Options to purchase the Option Shares according to the following schedule:




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               YEARS AFTER GRANTING DATE  PERCENTAGE EXERCISABLE
               -------------------------  ----------------------

                         1                          20%
                         2                          20%
                         3                          20%
                         4                          20%
                         5                          20%


As an incentive to the Employee, if total sales of Amilar International are above $10 million between August 15, 1997 and August 15, 1998, then at the end of year 3, all of the remaining Options shall be exercisable.

     (e) Expiration of Options. Each vested installment of the Options shall expire, if not exercised prior to the expiration of 60 months from the date on which such installment shall have first vested pursuant to the preceding paragraph.

     (f) Private Offering. Neither the granting of the Options hereunder, nor the offering or sale of shares to you pursuant to this Agreement or such Options, has been registered under the Securities Act of 1933, as amended or qualified or registered under the securities laws of any state. Accordingly, such shares are subject to severe restrictions on transfer, including without limitation, a legend substantially to the following effect:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
            OFFERED, SOLD OR DELIVERED IN THE ABSENCE OF
            REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM."

     SECTION 4.  INSURANCE BENEFITS

     4.01 The Employee, spouse and eligible dependents shall be included, to the extent eligible, in the hospital, surgical medical and dental benefits plan as well as long-term disability and life insurance plan, if any, adopted by the Company from time to time.

     SECTION 5.  REIMBURSEMENT OF EMPLOYEE EXPENSES

     5.01 The Employee is authorized to incur reasonable business expenses for promoting the business of the Company, including expenditures for entertainment, food and travel. The Company will reimburse the Employee from time to time for all business expenses provided the Employee presents to the Company documentation evidencing such expenditures in a form sufficient to withstand scrutiny under the Code, including, but not limited to, (a) the receipt for the expenditure; (b) the time, place and designation of the type of entertainment, travel or other expense; and (c) the business reason for the expenditure and the nature of the business benefit derived.




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     SECTION 6.  TERMINATION; SEVERANCE BENEFITS

     6.01 Termination. The following shall apply with respect to termination of employment and severance benefits.

     (a) Voluntary Resignation; Termination For Cause. If the Employee's employment terminates by reason of the Employee's voluntary resignation, or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those provided for by applicable law. If the Employee voluntarily terminates Employee's employment, all obligations, salary or otherwise, to the Employee shall cease as of the date of voluntary resignation, except as provided by applicable law; but this Agreement shall otherwise remain in full force and effect. Notwithstanding anything to the contrary contained herein, the Employee's employment may be terminated by the Company for cause, and all obligations, salary or otherwise, of the Company to the Employee shall cease as of the date of termination, except as provided by applicable law; but this Agreement shall otherwise remain in full force and effect.

     (b) Disability; Death. If the Company terminates the Employee's employment as a result of the Employee's Disability, or such employment is terminated due to the death of the Employee, all obligations, salary or otherwise, to the Employee cease as of the date of death or Disability, but the Employee shall be entitled to receive severance or benefits (if any) as may then be established under the Company's then existing severance and benefit plans and policies at the time of such termination. Notwithstanding anything to the contrary contained herein, the Employee's employment may be terminated due to Disability. Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate due to Disability shall automatically be deemed to have been revoked.

     6.02 Options. Upon a voluntary resignation or termination for cause, the unexercised portion of any stock option held by the Employee under the Plan, whether vested or not, shall automatically be cancelled and the Employee or the Employee's representative, as the case may be, shall have no right to exercise all or any portion of such stock option. Upon termination of Employment due to death or Disability, the unexercised and unvested portion of any stock option held by the Employee or the Employee's representative, as the case may be, shall be governed by the Plan.

     6.03 Definitions. The following terms referred to in this Section 6 shall have the following meanings:



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     (a) Cause.  "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony, (ii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and (iv) continued violations by the Employee of the Employee's obligations under Section 2 of this Agreement which are demonstrably willful and deliberate on the Employee's part after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

     (b) Disability. "Disability" shall mean that the Employee has been unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least 12 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be unreasonably withheld).

     SECTION 7.  SUCCESSORS

     7.01 Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company 's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section
7.01 or which becomes bound by the terms of this Agreement by operation of law.

     SECTION 8.  NOTICE

     8.01 General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be personally delivered or mailed by U.S. registered or certified mail, return receipt requested and postage prepaid; and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.




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     SECTION 9.  PROPRIETARY INFORMATION

     9.01 Proprietary Information Agreement. As a condition precedent to Employee's employment with the Company pursuant to this Agreement, Employee shall enter into the Proprietary Information Agreement attached hereto as Exhibit C (the "Proprietary Information Agreement"). The Proprietary Information Agreement shall be in addition to any similar agreement previously executed by the Employee in connection with any prior work performed by the Employee for the Company and shall supersede any such prior agreement as of the date hereof.

     SECTION 10.  NON-COMPETITION

     10.01 During his employment with the Company and for a period of two years thereafter, the Employee shall not become employed by or act on behalf of any other person, corporation or firm which is engaged in any business related to the manufacturing and marketing of proteins to the agricultural market, or any activity similar to or competitive with that of the Company, unless such employment or activity has been approved in advance in writing by the Board of Directors of the Company.

     10.02 During his employment with the Company and for a period of two years thereafter, the Employee shall not acquire or retain, either directly or indirectly, any conflicting interest in or in connection with (x) any person, corporation or firm with which the Company does business, or (y) any person, corporation or firm which seeks to do business with the Company, or (z) any person, corporation or firm with which the Company competes, unless prior written authorization therefor is given by the Board of Directors of the Company. For purposes of this paragraph "conflicting interest" shall mean:

     (a) any financial interest in any such person, corporation or firm referred to in (x), (y) or (z) above;

     (b) any interest had, directly or indirectly, in any contract or other business transaction to which the Company is a party, which may result in monetary value to the Employee, or, to the extent known by the Employee, to any member of his family; or

     (c) performing working or rendering services for, or serving as director or officer of or consultant to, permitting the Employee's name to be used in any fashion that would tend to indicate a business connection with, any such person, corporation or firm referred to in (x), (y) or (z) above, outside the normal course of the Employee's employment with the Company.

     The Employee shall notify the Company in writing within 3 days of his acquisition of any conflicting interest.




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     SECTION 11.  MISCELLANEOUS

     11.01 Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision of the same condition or provision at any other time.

     11.02 Entire Agreement. This Agreement, the Stock Option Agreement, the Proprietary Information Agreement and the Letter dated July 10, 1995 (attached as Exhibit D hereto) represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Employee with respect to the subject matter hereof.

     11.03 No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 11.03 shall be void.

     11.04 Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

     11.05 Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company.

     11.06 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     11.07 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     11.08 Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision or provisions of this Agreement shall not affect the other provisions hereof and the Agreement shall be construed in all respects as if such invalid or unenforceable provision or provisions were omitted.

     11.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements to be performed entirely within such State, without regard to the conflicts of law principles of such State.



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     IN WITNESS WHEREOF, the parties have affixed their signatures the day and year first above written.



J. LARRY SANDERS, Employee              DONLAR CORPORATION, Company

J. LARRY SANDERS
--------------------------              By: /s/
                                            --------------------------
                                        Its: President













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